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                                                                   Exhibit 10.16

                                FIRST AMENDMENT
                           Dated as of July 1, 1996


          THIS FIRST AMENDMENT, dated as of July 1, 1996 (this "First Amendment"), amends the Amended and Restated Administrative Services Agreement dated as of September 21, 1995 (the "Administrative Services Agreement") between AON RISK CONSULTANTS (BERMUDA) LTD. ("ARC Bermuda") and LASALLE RE LIMITED (the "Company"). Capitalized terms used in this First Amendment and not otherwise defined herein have the meanings ascribed to such terms in the Administrative Services Agreement.

          WHEREAS, the parties hereto have entered into the Administrative Services Agreement pursuant to which ARC Bermuda provides certain actuarial and administrative services to the Company;

          WHEREAS, the Company and its parent, LaSalle Re Holdings Limited (the "Parent"), have established the LaSalle Re Holdings Limited Employee Stock Purchase Plan (the "Plan") in part for the provision of certain benefits to employees of ARC Bermuda assigned to the Company, on the understanding that ARC Bermuda would reimburse the Parent for certain costs; and

          WHEREAS, the parties accordingly desire to amend the Administrative Services Agreement as hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledge), the parties hereto agree as follows:

          Effective as of the date hereof, the Administrative Services Agreement shall be amended by adding thereto the following paragraph 21, to be inserted in its proper numerical sequence:

          "21.  REIMBURSEMENTS.

          Section 2.4 of the Plan allows each Participant to purchase a certain number of shares of Stock at a discounted price for each Subscription Period. ARC Bermuda shall promptly reimburse the Parent for any difference between the purchase price per share paid by such Participant who is an employee of ARC Bermuda and the Fair Market Value of Stock on the Price Date.

          Capitalized terms used in this paragraph 21 and not otherwise defined herein have the meanings ascribed to such terms in the Plan."


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     As herein amended, the Administrative Services Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.
This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same First Amendment. This First Amendment shall be construed according to the laws of Bermuda.

     IN WITNESS WHEREOF, the parties hereto set their hands as of the date and year first above written.



                                          LASALLE RE LIMITED

                                          By:    /s/ Andrew Cook
                                                 ---------------------------
                                          Name:      Andrew Cook
                                                 ---------------------------
                                          Title:     CFO and Treasurer
                                                 ---------------------------

                                          AON RISK CONSULTANTS (BERMUDA) LTD.

                                          By:    /s/ Sam Licitra
                                                 ---------------------------
                                          Name:      Sam Licitra
                                                 ---------------------------
                                          Title:     President
                                                 ---------------------------